Exhibit 10.44

Dated 23 August 2011

(1)                                 Action King Limited

(2)                                 Trilogic Investments Limited

(3)                                 China Mobile Games and Entertainment Group Limited

(4)                                 VODone Limited

Share Swap Agreement

relating to

the sale and purchase of shares of

3GUU Mobile Entertainment Industrial Co., Ltd.

THIS AGREEMENT is made on 23 August 2011

BETWEEN

(1)                                 Action King Limited, a limited liability company incorporated in British Virgin Islands having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Action King”);

(2)                                 Trilogic Investments Limited, a limited liability company incorporated in British Virgin Islands having its registered office at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (“Trilogic”);

(3)                                 China Mobile Games and Entertainment Group Limited, a limited liability company incorporated in the Cayman Islands having its registered office at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“the Company”); and

(4)                                 VODone Limited, a limited liability company incorporated in Bermuda having its registered office at Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda (“VODone”).

RECITALS

(A)                               Action King and Trilogic are the beneficial and legal owners of the Action King  Sale Shares (as defined below) and the Trilogic Sale Shares (as defined below) respectively.

(B)                               In connection with the Spin-off (as defined below) and as part of the Reorganisation (as defined below), both Action King and Trilogic wish to sell, and the Company wishes to purchase, the Action King Sale Shares and the Trilogic Sale Shares respectively on the terms set out in this Agreement.

(C)                               Both Action King and Trilogic have agreed to give the warranties, representations, undertakings and indemnities as set out in Clause 4 and Schedule 3.

(D)                               In connection with the Spin-off and as part of the Reorganisation, the Company will purchase 1 issued share of Beauty Wave (as defined below) and 1 issued share of China Wave (as defined below), representing 100% of their respective total issued share as of the date hereof, in accordance with the terms of the Beauty Wave and China Wave Agreement (as defined below) and 100 issued shares of OWX HK (as defined below), representing 100% of its total issued shares as of the date hereof, in accordance with the terms of the OWX HK Agreement (as defined below).

IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                               In this Agreement:

“3GUU”	means 3GUU Mobile Entertainment Industrial Co., Ltd., a company incorporated in the BVI, detailed of which are set out in Schedule 1;

“Action King Consideration Shares”	means the 59,999,900 shares of US$0.001 each in the share capital of the Company to be allotted and issued to Action King credited as fully paid up;

“Action King Sale Shares”	means 4,794,521 shares of US$1.00 each in the share capital of 3GUU, being approximately seventy percent (70%) of the total issued shares of 3GUU as of the date hereof;

“Amendment Deed”	means the amendment deed in the form set out in Schedule 5;

“Beauty Wave”	means Beauty Wave Limited, a company incorporated in the BVI;

“Beauty Wave and China Wave Agreement”

means the share swap agreement dated the date of this Agreement entered into by Dragon Joyce and the Company in respect of the sale and purchase of 1 issued share of Beauty Wave and 1 issued share of China Wave, being 100% of the total issued share of Beauty Wave and China Wave, respectively, as of the date hereof;

“Business Day”	means a day (other than a Saturday or Sunday) on which banks in Hong Kong are generally open for normal banking business;

“BVI”	means British Virgin Islands;

“China Wave”	means China Wave Group Limited, a company incorporated in the BVI;

“Companies Ordinance”	means the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) as amended from time to time;

“Completion”	means completion of the sale and purchase of the Action King Sale Shares and the

Trilogic Sale Shares in accordance with Clause 5;

“Dragon Joyce”	means Dragon Joyce Limited, a company incorporated in the BVI;

“Group”

means, 3GUU and its subsidiaries or, where the context so requires, in respect of the period before 3GUU becomes the holding company of its subsidiaries, those subsidiaries or the business operated by them, as the case may be and “Group Company” means any of them;

“HK$”	means Hong Kong dollars, the lawful currency of Hong Kong;

“Hong Kong”	means the Hong Kong Special Administrative Region of the PRC;

“Listing Date”	means the date on which dealings in the securities of the Company first commence on an internationally recognised stock exchange in the United States;

“Locked-up Shares”	means the Trilogic Consideration Shares subject to the lock-up periods under Clause 3.4;

“OWX HK”	means OWX Hong Kong Limited, a company incorporated in Hong Kong;

“OWX HK Agreement”

means the share swap agreement dated the date of this Agreement entered into by OWX Holding Co. Ltd. and the Company in respect of the sale and purchase of 100 issued shares of OWX HK, being 100% of the total issued shares of OWX HK as of the date hereof;

“Parties”	means the named Parties to this Agreement and their respective successors and permitted assigns and “Party” means each or any specific one of them;

“PRC”	means the People’s Republic of China;

“Reorganisation”	means the reorganisation of the Group Companies in preparation for the Spin-off and the reorganisation as defined in the Beauty Wave and China Wave Agreement as well as the OWX HK Agreement;

“Sale Shares”	means the Action King Sale Shares and the Trilogic Sale Shares;

“Share Mortgage”	means the share mortgage in the form set out in Schedule 4;

“Spin-off”	means the separate listing of securities of the Company in the United States;

“Subsidiaries”	means all the subsidiaries of 3GUU as set out in Schedule 2 and “Subsidiary” means any of them;

“subsidiary”	has the meaning ascribed to in the Companies Ordinance;

“Trilogic Consideration Shares”	means the 25,800,000 shares of US$0.001 each in the share capital of the Company to be allotted and issued to Trilogic credited as fully paid up;

“Trilogic Sale Shares”	means 2,054,794 shares of US$1.00 each in the share capital of 3GUU, being approximately thirty percent (30%) of the total issued shares of 3GUU as of the date hereof;

“US$”	means United States dollars, the lawful currency of the United States of America;

“Warranties”	means the representations and warranties on the part of the Warrantors contained in Clause 4 and Schedule 3; and

“Warrantors”	means Action King and Trilogic; and “Warrantor” means any or a specific one of them.

1.2                               Any reference, express or implied, to an enactment includes references to:

1.2.1                               that enactment as amended, extended or applied by or under any other enactment before or after this Agreement;

1.2.2                               any enactment which that enactment re-enacts (with or without modification); and

1.2.3                               any subordinate legislation made (before or after this Agreement) under any enactment, including one within (1) or (2) above.

1.3                               Words denoting persons shall include bodies corporate and unincorporated associations of persons.

1.4                               Unless otherwise stated, references to Clauses, Sub-clauses and Schedules are references to clauses and sub-clauses of and schedules to this Agreement, references to Paragraphs are references to paragraphs of the schedules to this Agreement.

1.5                               Each of the Schedules shall have effect as if set out herein.

1.6                               References to the singular shall include the plural and vice versa; and references to the masculine, the feminine and the neuter shall include each other such gender.

1.7                               The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.8                               All representation warranties, undertakings, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into severally.

2.                                      SALE AND PURCHASE OF THE SALE SHARES

2.1                               Both Action King and Trilogic as the beneficial owners shall sell, and the Company shall, relying on the Warranties, undertakings and indemnities set out in this Agreement, purchase, the Action King Sale Shares and the Trilogic Sale Shares, free from all liens, claims, charges, equities and encumbrances and together with all rights attaching thereto and all dividends and distributions declared, paid or made in respect thereof at any time on or after the date hereof.

2.2                               The Company shall not be obliged to complete the purchase of any of the Action King Sale Shares and the Trilogic Sale Shares unless:

2.2.1                               the purchase of all the Action King Sale Shares and the Trilogic Sale Shares is completed simultaneously in accordance with this Agreement;

2.2.2                               the purchase of 100 issued shares of OWX HK is completed simultaneously in accordance with the OWX HK  Agreement; and

2.2.3                               the purchase of 1 issued share of Beauty Wave and 1 issued share of China Wave is completed simultaneously in accordance with the Beauty Wave and China Wave Agreement.

3.                                      CONSIDERATION

3.1                               The consideration payable by the Company for the sale of the Action King Sale Shares by Action King under Clause 2 shall be satisfied by the Company by allotting and issuing the Action King Consideration Shares to Action King or its nominee, in accordance with the instructions of Action King.

3.2                               The consideration payable by the Company for the sale of the Trilogic Sale Shares by Trilogic under Clause 2 shall be satisfied by the Company by allotting and issuing the Trilogic Consideration Shares to Trilogic or its nominee, in accordance with the instructions of Trilogic.

3.3                               The Action King Consideration Shares and the Trilogic Consideration Shares shall rank pari passu in all respects with the fully paid or credited as fully paid shares of nominal value US$0.001 each in the share capital of the Company in issue at the date of their allotment.

3.4                               Trilogic agrees and acknowledges that, subject to and without prejudice to any restrictions or obligations imposed by any documents, letters, agreements or deeds which it may enter into in connection with the Spin-off, the Trilogic Consideration Shares shall be subject to the following lock-up periods:

3.4.1                               from the date of Completion until the Listing Date, Trilogic may freely deal with or dispose of no more than 6,450,000 shares of the Company, representing 25% of the Trilogic Consideration Shares;

3.4.2                               from the date immediately after the Listing Date until the day which falls twelve (12) months after the Listing Date, Trilogic may freely deal with or dispose of further 6,450,000 shares of the Company, representing another 25% of the Trilogic Consideration Shares;

3.4.3                               from the date immediately after the day which falls twelve (12) months after the Listing Date until the day which falls twenty-four (24) months after the Listing Date, Trilogic may freely deal with or dispose of further 6,450,000 shares of the Company, representing another 25% of the Trilogic Consideration Shares; and

3.4.4                               from the date immediately after the day which falls twenty-four (24) months after the Listing Date until the day which falls thirty-six (36) months after the Listing Date, Trilogic may freely deal with or dispose of the remaining 6,450,000 shares of the Company, representing the remaining 25% of the Trilogic Consideration Shares.

3.5                               Unless permitted under this Agreement or otherwise with the written consent of VODone and the Company, Trilogic agrees and acknowledges that the Locked-up Shares or any part thereof (including any rights derived therefrom or attached thereto) shall not be subject to any kind of sale, transfer, assignment, disposal, encumbrance, lien or charge.

3.6                               Other than the lock-up restrictions stipulated under Clauses 3.4 and 3.5 above, Trilogic shall be entitled to all rights associated with being a shareholder of the Trilogic Consideration Shares.

4.                                      WARRANTIES AND INDEMNITIES

4.1                               Each of the Warrantors represents and warrants to the Company that each of the statements set out in Schedule 3 is true and accurate.

4.2                               Each of the Warranties set out in Clause 4.1 and Schedule 3 is separate and independent and except as expressly provided to the contrary in this Agreement is not limited by reference to any other paragraph of Schedule 3; and none of the Warranties shall be treated as qualified by any actual or constructive knowledge on the part of the Company or any of its agents.

4.3                               Without prejudice to any other remedy available to the Company or its ability to claim damages on any basis which is available to it by reason of any of the Warranties being untrue or misleading or being breached, each of the Warrantors undertakes with the Company (for itself and as trustee for each Group Company) that it shall, at the direction of the Company, pay to the Company, the Group Company concerned or (in the case of liability to another person which has not been discharged) the person to whom the liability has been incurred an amount equal to any deficiency or liability of the Group Company concerned which arises from any of the Warranties being untrue, misleading or breached and which would not have existed or arisen if the Warranty in question had not been untrue, misleading or breached.

4.4                               Each of the Warrantors further undertakes to indemnify and hold harmless the Company and 3GUU from and against (and pay the full amount of) any and all losses which are caused by, result from, arise out of or occur in connection with any material breach of any of the Warranties or any other terms of this Agreement.

5.                                      COMPLETION

5.1                               Completion shall take place on the date hereof at the place as may be agreed between the Parties.

5.2                               At Completion,

5.2.1                               Action King and Trilogic shall:

5.2.1.1                                       deliver, or procure the delivery, to the Company of:

(a)                                                             duly executed Instrument of Transfer in favour of the Company or its nominee of all the Action King Sale Shares and the Trilogic Sale Shares respectively;

(b)                                                             the share certificate(s) representing the Action King Sale Shares  and the Trilogic Sale Shares respectively;

(c)                                                              where applicable, the certificate of incorporation, common seal, minute books, statutory registers, share certificates and books and records of each Group Company; and

(d)                                                             its respective application for allotment of relevant shares in the Company; and

5.2.1.2                                       procure that a board meeting of 3GUU is held at which it is resolved that the transfers referred to in Sub-clause 5.2.1.1 above are approved for registration; and

5.2.2                               Trilogic shall deliver, or procure the delivery, to Action King of the duly executed Share Mortgage; and

5.2.3                               Trilogic shall deliver, or procure the delivery, to Action King of the duly executed Amendment Deed.

5.3                               Upon completion of all the matters referred to in Clause 5.2 above, the Company shall, simultaneously with the completion of the sale and purchase of 1 issued share of Beauty Wave and 1 issued share of China Wave in accordance with the Beauty Wave and China Wave Agreement and the sale and purchase of 100 issued shares of OWX HK in accordance with the OWX HK Agreement :

5.3.1                               allot and issue the Action King Consideration Shares to Action King and the Trilogic Consideration Shares to Trilogic or their nominees as each of them may direct;

5.3.2                               deliver to Action King the share certificates representing the Action King Consideration Shares;

5.3.3                               deliver to Trilogic the share certificates representing the Trilogic Consideration Shares; and

5.3.4                               deliver a certified true copy of a board resolution of the Company approving the allotment and issue of the Action King Consideration Shares and the Trilogic Consideration Shares.

5.4                               If for any reason the provisions of Clauses 5.2 and 5.3 above are not fully complied with as at the date hereof, either Action King or the Company may elect (in addition and without prejudice to all other rights or remedies available to it) to rescind this Agreement or to fix a new date for Completion.

6.                                      NOTICES

6.1                               Any notice or other document to be served under this Agreement may be delivered or sent by prepaid registered post or facsimile process to the Party to be served at its address set out below:-

For Action King:
Address:	Room 3006, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong

Facsimile Number:	+852 2869 8960
For the attention of:	Board of directors

For Trilogic:
Address:	Room 1905, 2 Li Yang Street, Tian He District, Guangzhou, China

Facsimile Number:	+86 20 8561 3455
For the attention of:	Board of directors

For the Company:
Address:	Room 3006, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong

Facsimile Number:	+852 2869 8960
For attention of:	Board of directors

For VODone:
Address:	Room 3006, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong

Facsimile Number:	+852 2869 8960
For the attention of:	Board of directors

or at such other address as it may have notified to the other Parties in accordance with this Clause.

6.2                               Any notice or document shall be deemed to have been served:

6.2.1                               if delivered, at the time of delivery; or

6.2.2                               if posted to a destination within Hong Kong, at 10.00 a.m. on the second Business Day after it was put into the post or if posted to an overseas destination at 10:00 a.m. on the seventh Business Day after it was put into the post and sent by airmail; or

6.2.3                               if sent by facsimile process, at the expiration of 2 hours after the time of despatch, if despatched before 3.00 p.m. on any Business Day, and in any other case at 10.00 a.m. on the Business Day following the date of despatch.

6.3                                        In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid recorded delivery letter or that the facsimile message was properly addressed and despatched as the case may be.

7.                                               RESOLUTIONS AND WAIVERS

7.1                                        In relation to each Group Company, each of Action King and Trilogic shall procure the convening of all meetings, the giving of all waivers and consents and the passing of all resolutions as are necessary under all applicable laws, its articles of association (or the equivalent constitutional documents) or any deed or obligations affecting it to give effect to this Agreement.

7.2                                        Each of Action King and Trilogic hereby waives (and shall procure any relevant persons, companies or entities to waive) all rights of pre-emption which it may have (whether under 3GUU’s articles of association or otherwise) in respect of the transfer to the Company of the Action King Sale Shares and the Trilogic Sale Shares or any of them.

8.                                               FURTHER ASSURANCES

8.1                                        On or after Completion, the Parties shall, execute and do (or procure to be executed and done by any persons, companies or entities) all such deeds, documents, acts and things for the purposes of vesting the Action King Sale Shares and the Trilogic Sale Shares in the Company or its nominee or as otherwise may be strictly necessary to give full effect to this Agreement.

8.2                                        On or after Completion, Action King and Trilogic shall, execute and do (or procure to be executed and done by any persons, companies or entities) all such deeds, documents, acts and things as VODone or its nominee may from time to time reasonably require for the purposes of carrying out the Reorganisation and the Spin-off and giving full effect to the original intent of any documents, agreements or deeds which are, in the sole opinion of VODone, relevant to VODone or any of its subsidiaries.

8.3                                        For so long after Completion as Action King or Trilogic or their respective nominee(s) remains the registered holder of any of the Action King Sale Shares and the Trilogic Sale Shares, Action King and Trilogic shall respectively hold (and direct any nominee to hold) the Action King Sale Shares and the Trilogic Sale Shares and any distributions, property and rights deriving from them in trust for the Company and shall deal with the Action King Sale Shares and the Trilogic Sale Shares and any distributions, property and rights deriving from them as the Company directs; in particular Action King or Trilogic shall exercise (or procure the exercise of) all voting rights as the Company directs or shall execute (or procure the execution of) an instrument of proxy or other document which enable the Company or its representative to attend and vote at any shareholders’ meeting of 3GUU.

9.                                               GENERAL

9.1                                        Each of the obligations, Warranties and undertakings set out in this Agreement which is not fully performed at Completion will continue in full force and effect after Completion.

9.2                                        None of the rights or obligations under this Agreement may be assigned or transferred without the prior written consent of Action King and the Company.

9.3                                        At any time after the Completion, both Action King and Trilogic shall, at the request and cost of the Company, execute or procure the execution of such documents and do or procure the doing of such acts and things as the Company may reasonably require for the purpose of vesting the Action King Sale Shares and the Trilogic Sale Shares respectively in the Company or its nominee and giving to the Company the full benefit of all the provisions of this Agreement free from all liens, claims, charges, equities and encumbrances.

9.4                                        Each Party may release or compromise with the other Parties in whole or in part the liability of the other Parties under any provision of this Agreement or grant any time or other indulgence without affecting the liability of the other Parties under any other provision of this Agreement.

9.5                                        No exercise or failure to exercise or delay in exercising any right, power or remedy vested in any Party under or pursuant to this Agreement shall constitute a waiver by that Party of that or any other right, power or remedy.

9.6                                        Time is of the essence in relation to this Agreement.

9.7                                        Each Party shall pay its own costs and expenses incurred in connection with the entering into and completion of this Agreement. Any stamp duty payable in relation to the transactions contemplated under this Agreement shall be borne equally by the relevant Warrantor and the Company.

9.8                                        In the event that any term, condition or provision of this Agreement is held to be a violation of any applicable law, statute or regulation, the same shall be deemed to be deleted from this Agreement and shall be of no force and effect and this Agreement shall remain in full force and effect as if such term, condition or provision had not originally been contained in this Agreement.  Notwithstanding the foregoing, in the event of any such deletion the Parties shall negotiate in good faith in order to agree the terms of a mutually acceptable and satisfactory alternative provision in place of the provision so deleted.

9.9                                        This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any Party may enter into this Agreement by executing a counterpart.

9.10                                 Save as required by law or by any government authorities or by any rules and regulations of regulatory bodies (including The Stock Exchange of Hong Kong Limited and the Securities and Futures Commission of Hong Kong), none of the Parties hereto shall make, and both Action King and Trilogic shall procure that none of the Group Companies shall make, any announcement or release or disclose any information concerning this Agreement or the transactions referred to herein, or disclose the identity of the other Parties (save the disclosures made to their respective professional advisers under a duty of confidentiality) without the written consent of Action King, VODone and the Company.

10.                                        WHOLE AGREEMENT

10.1                                 This Agreement and the documents referred to in it contain the whole agreement between the Parties or any of them relating to the transactions contemplated by this Agreement and supersede and cancel all previous agreements between the Parties relating to these transactions.

10.2                                 Each of the Parties acknowledges that in agreeing to enter into this Agreement it has not relied on any representation, warranty or other assurance except those set out in this Agreement.

11.                                        GOVERNING LAW

11.1                                 This Agreement is governed by and shall be construed in accordance with Hong Kong law.

11.2                                 Each Party submits to the non-exclusive jurisdiction of the Hong Kong courts for all purposes relating to this Agreement.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement on the day first above written.

Signed by Hendrick SIN	)	For and on behalf of
for and on behalf of	)	Action King Limited
Action King Limited	)	(Sd.) Hendrick SIN
in the presence of:	)	Authorised Signature(s)
(Sd.) YAN Man Sing Frankie

Signed by WANG Yonghcao	)	For and on behalf of
for and on behalf of	)	Trilogic Investments Limited
Trilogic Investments Limited	)	(Sd.) WANG Yongchao
in the presence of:	)	Authorised Signature(s)

Signed by Hendrick SIN	)	For and on behalf of
for and on behalf of	)	China Mobile Games and
China Mobile Games and	)	Entertainment Group Limited
Entertainment Group Limited	)	(Sd.) Hendrick SIN
in the presence of:	)	Authorised Signature(s)
(Sd.) YAN Man Sing Frankie

Signed by Hendrick SIN	)	For and on behalf of
for and on behalf of	)	VODone Limited
VODone Limited	)	(Sd.) Hendrick SIN
in the presence of:	)	Authorised Signature(s)
(Sd.) YAN Man Sing Frankie

SCHEDULE 1

Particulars of 3GUU

Company Name:	3GUU MOBILE ENTERTAINMENT INDUSTRIAL CO., LTD
Registered number:	1538249
Date of incorporation:	2 July 2009
Place of incorporation:	British Virgin Islands
Authorised share capital:	20,000,000 shares of US$0.01 each
Issued share capital:	6,849,315 shares of US$0.01 each
Registered address:	OMC Chambers Wickhams Cay 1, Road Town, Tortola, British Virgin Islands
Directors:	WANG Yongchao ZHENG Feng LIANG De ZHANG Lijun WANG Chun SIN Hendrick LI Xiaohua

SCHEDULE 2

Particulars of the Subsidiaries

Company Name:	3GUU MOBILE ENTERTAINMENT CO. LIMITED
Registered number:	1350695
Date of incorporation:	6 July 2009
Place of incorporation:	Hong Kong
Registered address:	Room 3006, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong

Company Name:	GUANGZHOU YITONGTIANXIA廣州億通天下軟件開發有限公司
Registered number:	440101400017048
Date of incorporation:	20 October 2009
Place of incorporation:	P.R.C.
Registered address:	中國廣州市天河區天府路233號1501自編-16號

SCHEDULE 3

Warranties

1.                                               Ownership of the Sale Shares

1.1.1                                       The Action King Sale Shares and the Trilogic Sale Shares constitute approximately 70% and 30% respectively of the total issued share capital of 3GUU as of the date of this Agreement.

1.1.2                                       No person is entitled or has any claim to be entitled to require any Group Company to issue any share or loan capital either now or at any future date whether contingently or not.

1.1.3                                       Save as Zhang Lijun and Hendrick Sin who each holds 0.305% share options in 3GUU, there is no option, right of pre-emption, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of the Action King Sale Shares and the Trilogic Sale Shares or any shares in the share capital of a Subsidiary, and no person has claim to be entitled to any of the foregoing.

1.1.4                                       Both Action King and Trilogic are entitled to sell and procure the transfer of the full legal and beneficial ownership in the Action King Sale Shares and the Trilogic Sale Shares respectively to the Company on the terms set out in this Agreement.

2.                                               Accuracy of Schedules 1 and 2

The particulars relating to the Group Companies set out in Schedules 1 and 2 are true and accurate in all respects.

3.                                               Capacity and consequences of sale

3.1.1                                       Each of the Warrantors has the requisite power and authority to enter into and perform its obligations under this Agreement.

3.1.2                                       This Agreement constitutes binding obligations on each of the Warrantors in accordance with its terms.

3.1.3                                       Neither the execution nor the performance of this Agreement will conflict with or constitute a default under any provision of:

3.1.3.1                                                any deed or instrument to which any of the Warrantors or any Group Company is a party; or

3.1.3.2                                                the Group Companies’ memoranda or articles of association (or the equivalent constitutional documents); or

3.1.3.3                                                any order, judgment, award, injunction, decree, ordinance or regulation by which any of the Warrantors or any Group Company is bound.

SCHEDULE 4

Share Mortgage

SCHEDULE 5

Amendment Deed